Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Richard P. Cleys		Mary M. Gentry
Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4358		(864) 286-4892
SCANSOURCE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Record Quarterly Sales for North America Communications and Security Business Units
GREENVILLE, SC -- August 16, 2012 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced complete financial results for its fourth quarter and fiscal year ended June 30, 2012.

Quarter ended June 30, 2012:		Fiscal Year ended June 30, 2012:
Net sales	$ 754.5 million	Net sales	$ 3,015.3 million
Net income	$ 19.8 million	Net income	$ 74.3 million
Diluted EPS	$ 0.71 per share	Diluted EPS	$ 2.68 per share
"We achieved record quarterly sales for our North America Communications and Security business units," said Mike Baur, CEO, ScanSource, Inc. "These results contributed to stronger performance in North America, where each of our business units had positive sequential quarter growth. Our International segment was weaker, particularly in our European businesses. Certain international markets, such as our Brazil business unit, had strong year-over-year sales growth as measured in the local currency."
For the quarter ended June 30, 2012, net sales increased 2.7% to $754.5 million, compared with $734.9 million for the quarter ended June 30, 2011. Operating income decreased 3.2% to $28.3 million from $29.2 million in the comparable prior year quarter. The effective tax rate decreased to 30.9% in the current quarter from 31.7% in the prior year quarter. Net income for the quarter ended June 30, 2012 was $19.8 million, or $0.71 per diluted share, compared with net income of $19.7 million, or $0.71 per diluted share, for the prior year quarter. The June 2012 quarter EPS of $0.71 includes a $0.03 benefit for the change in the fair value of contingent consideration for the Brazilian acquisition earn-out.
For fiscal year ended June 30, 2012, net sales increased $349 million, or 13.1%, to $3.0 billion from $2.7 billion for the prior year ended June 30, 2011. Fiscal year operating income increased 0.4% to $113.5 million from $113.1 million for the prior year. The effective tax rate for the year was 33.2%, compared with 34.3% for the prior fiscal year. Net income for fiscal year 2012 was $74.3 million, or $2.68 per diluted share, compared with net income of $73.5 million, or $2.70 per diluted share, for the prior fiscal year. The change in fair value of contingent consideration had no impact on the fiscal year 2012 EPS of $2.68.
Forecast for Next Quarter
The Company announced its current expectations for the first quarter of fiscal 2013. ScanSource expects that net sales for the quarter ending September 30, 2012 could range from $740 million to $760 million, and diluted earnings per share could be in the range of $0.58 to $0.60 per share.
Webcast Details
ScanSource will present additional information about its financial results and outlook on a conference call today at 5:00 p.m. (ET).  A webcast of the call will be available for all interested parties and can be accessed at www.scansourceinc.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Exhibit 99.1
ScanSource Reports Fourth Quarter and Fiscal Year Results

Safe Harbor Statement
This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, factors affecting our expanded operations in emerging markets, such as Brazil, that expose us to greater political and economic volatility than our operations in established markets; the results of purchase accounting; macroeconomic circumstances that could impact our business, such as currency fluctuations; continued adverse capital and credit market conditions; and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2011 and Form 10-Q for the quarters ended September 30, 2011, December 31, 2011, and March 31, 2012 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information
In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses return on invested capital (“ROIC”), a non-GAAP measure. Management uses ROIC as a performance measurement because it believes that this metric best balances the Company's operating results with its asset and liability management. It excludes the results of capitalization decisions, is easily computed and understood, and drives changes in shareholder value. In addition, the Company's Board of Directors uses this non-GAAP measure in evaluating management performance and setting management compensation. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in a following table.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ:SCSC) is the leading international distributor of specialty technology products, consisting of seven sales units in North America, Latin America and Europe. ScanSource POS and Barcoding in North America, Latin America and Europe delivers AIDC and POS solutions; Catalyst Telecom in the U.S. and ScanSource Communications in North America and Europe, provide voice, video, data and converged communications equipment; and ScanSource Security in North America offers physical security solutions. Founded in 1992, the company ranks #760 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

Exhibit 99.1
ScanSource Reports Fourth Quarter and Fiscal Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2012	June 30, 2011*
Assets
Current assets:
Cash and cash equivalents	$29,173	$28,747
Accounts receivable, less allowance of	470,808	462,102
$27,349 at June 30, 2012
$26,562 at June 30, 2011
Inventories	475,479	467,350
Prepaid expenses and other assets	41,846	35,421
Deferred income taxes	14,624	15,894
Total current assets	1,031,930	1,009,514
Property and equipment, net	48,785	36,819
Goodwill	53,885	59,090
Other assets, including identifiable intangible assets	67,206	76,765
Total assets	$1,201,806	$1,182,188
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings	$4,268	$3,164
Current portion of contingent consideration	4,976	2,398
Accounts payable	419,683	406,453
Accrued expenses and other liabilities	67,776	60,157
Income taxes payable	1,698	5,175
Total current liabilities	498,401	477,347
Long-term debt	5,429	30,429
Borrowings under revolving credit facility	—	26,513
Long-term portion of contingent consideration	11,677	21,396
Other long-term liabilities	33,988	39,109
Total liabilities	549,495	594,794
Shareholders' equity:
Common stock	139,557	123,608
Retained earnings	534,445	460,157
Accumulated other comprehensive income (loss)	(21,691)	3,629
Total shareholders' equity	652,311	587,394
Total liabilities and shareholders' equity	$1,201,806	$1,182,188

*	Derived from audited financial statements at June 30, 2011.

Exhibit 99.1
ScanSource Reports Fourth Quarter and Fiscal Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	Quarter ended June 30,		Year ended June 30,
	2012	2011*	2012	2011*
Net sales	$754,470	$734,891	$3,015,296	$2,666,531
Cost of goods sold	680,643	660,520	2,713,272	2,392,224
Gross profit	73,827	74,371	302,024	274,307
Operating expenses:
Selling, general and administrative expenses	46,634	45,256	188,388	161,326
Change in fair value of contingent consideration	(1,123)	(128)	120	(128)
Operating income	28,316	29,243	113,516	113,109
Other expense (income):
Interest expense	150	541	1,639	1,723
Interest income	(653)	(294)	(2,886)	(1,212)
Other, net	188	220	3,552	712
Income before income taxes	28,631	28,776	111,211	111,886
Provision for income taxes	8,846	9,115	36,923	38,363
Net income	$19,785	$19,661	$74,288	$73,523
Per share data:
Net income per common share, basic	$0.72	$0.73	$2.72	$2.74
Weighted-average shares outstanding, basic	27,579	27,056	27,362	26,872
Net income per common share, diluted	$0.71	$0.71	$2.68	$2.70
Weighted-average shares outstanding, diluted	27,886	27,515	27,751	27,246

*	Derived from audited financial statements at June 30, 2011

Exhibit 99.1
ScanSource Reports Fourth Quarter and Fiscal Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Geographic Segment:	Quarter ended June 30,
	2012	2011	% Change
North American (U.S. and Canada)	$570,219	$543,422	4.9%
International	184,251	191,469	(3.8)%
Consolidated	$754,470	$734,891	2.7%

	Year ended June 30,
	2012	2011	% Change
North American (U.S. and Canada)	$2,236,459	$2,022,668	10.6%
International	778,837	643,863	21.0%
Consolidated	$3,015,296	$2,666,531	13.1%

Non-GAAP Financial Information:	Quarter ended June 30,
	2012	2011
Return on invested capital (ROIC), annualized (a)	18.2%	19.9%

Reconciliation of EBITDA to Net Income
Net income - GAAP	$19,785	$19,661
Plus: Income taxes	8,846	9,115
Plus: Interest expense	150	541
Plus: Depreciation and amortization	2,328	2,312
EBITDA (numerator for ROIC)	$31,109	$31,629

Invested Capital Calculation
Equity - beginning of quarter	$642,450	$562,071
Equity - end of quarter	652,311	587,394
Average equity	647,381	574,733
Average funded debt (b)	41,324	61,310
Invested capital (denominator for ROIC)	$688,705	$636,043

	Year ended June 30,
	2012	2011
Return on invested capital (ROIC) (a)	17.2%	20.6%

Reconciliation of EBITDA to Net Income
Net income - GAAP	$74,288	$73,523
Plus: Income taxes	36,923	38,363
Plus: Interest expense	1,639	1,723
Plus: Depreciation and amortization	9,922	6,662
EBITDA (numerator for ROIC)	$122,772	$120,271

Invested Capital Calculation
Equity - beginning of year	$587,394	$486,851
Equity - end of year	652,311	587,394
Average equity	619,853	537,123
Average funded debt (b)	92,125	46,186
Invested capital (denominator for ROIC)	$711,978	$583,309

Notes:
(a) Calculated as net income plus income taxes, interest expense, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period
(b) Daily average interest-bearing debt